Exhibit 10.1

BOISE CASCADE COMPANY

DEFERRED COMPENSATION PLAN

Effective as of January 1, 2019

BOISE CASCADE COMPANY
DEFERRED COMPENSATION PLAN

1.    Purpose of the Plan. The purpose of the Boise Cascade Company Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Company (the "Company") by providing a select group of senior management and highly compensated employees of the Company and its subsidiaries the opportunity to defer a portion of their cash compensation and thereby encourage their productive efforts on behalf of the Company. The Plan is also intended to provide Participants with an opportunity to supplement their retirement income through deferral of current compensation. The Plan is an unfunded plan.

2.    Definitions.

2.1    Bonus. The payout amount earned by a Participant under a short-term (annual) or long-term incentive plan of the Company, but only to the extent the award is not stock or stock-related and is payable in cash.

2.2    Change in Control. A Change in Control shall be deemed to have occurred if:

(a)    Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

(b)    The following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

(c)    The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

(d)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

A transaction described in Section 2.2(c) which is not a Change in Control of the Company solely due to the operation of Subsection 2.2(c)(i)(a) will nevertheless constitute a Change in Control of the Company if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least 2 years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

For purposes of this Section, "Beneficial Owner" shall have the meaning set forth in Rule 13d‑3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

For purposes of this Section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that “Person” shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of Company securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D.

2.3    Committee. The Compensation Committee of the Board of Directors of the Company.

2.4    Compensation. A Participant's Salary and Bonus. Compensation (either Salary or Bonus) shall not include (a) any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or any savings or 401(k) plan sponsored by the Company or (b) any amounts paid as the result of a Participant’s Separation from Service, such as pay for unused paid time off, severance, or pay in lieu of notice; the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant, exercise, or payment of any equity award issued by the Company or any affiliate or subsidiary or as a result of the disposition of such equity award, except to the extent the Committee determines that the award shall be included in Compensation for purposes of this Plan. Compensation shall not include any amount paid as a retention bonus.

2.5    Deferral Election. A Participant’s irrevocable election to defer part of his or her Compensation.

2.6    Deferred Account. The record maintained by the Company for each Participant of the cumulative amount of (a) Compensation deferred pursuant to this Plan, (b) the amount of any Company contributions (including Discretionary Bonuses), and (c) imputed gains or losses on those amounts accrued as provided in Section 4.6.2. A Participant’s Deferred Account may consist of up to three separate types of sub-accounts, as follows:

2.6.1    Retirement Account. The record of: (i) the cumulative amount of Company contributions (not including Discretionary Bonus Accounts), and (ii) Compensation deferred by a Participant which is subject to a Retirement Election, together with imputed gains or losses on those amounts. A Participant may have only one Retirement Account.

2.6.2    In-Service Account. The record of the amount of Compensation deferred by a Participant which is subject to a scheduled in-service distribution election, with imputed gains or losses on the Compensation deferred. A Participant may have up to two active In-Service Accounts (i.e., once distribution of an In-Service Account is completed, that In-Service Account does not count toward the limit of two).

2.6.3    Discretionary Bonus Account. The record of each Discretionary Bonus granted to a Participant, with imputed gains or losses on the amount of the Discretionary Bonus. A Participant may have an unlimited number of Discretionary Bonus Accounts.

2.7    Deferred Compensation and Benefits Trust. An irrevocable “rabbi trust” (the "DCB Trust") which may be established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

2.8    Disability. A Participant will be deemed to have incurred a Disability where the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan maintained by the Company, or (c) has been determined to be totally disabled by the Social Security Administration.

2.09    Discretionary Bonus. An amount contributed to a Participant’s Deferred Account by the Company in its sole discretion. A Discretionary Bonus may, in the Company’s discretion, be subject to vesting or other payment terms as indicated in the bonus award document. Nothing in this Plan shall be construed to require that any Participant receive a Discretionary Bonus.

2.10    Distribution Election. A Participant’s election of the method and timing of payment of his or her Deferred Account. Participants may make different Distribution Elections for the Retirement Account, the In-Service Account(s) and Discretionary Bonus Account(s), if any, as provided in Section 4.4.

2.11    Investment Account. Any of the accounts identified by the Company from time to time, described in Exhibit A, to which Participants may allocate all or any portion of their Deferred Accounts for purposes of determining the gains or losses to be assigned to the Deferred Accounts.

2.12    Participant. A Key Executive (as defined in Section 4.1) who has made a Deferral Election in accordance with the provisions of the Plan or who has received a Discretionary Bonus.

2.13    Rule of 70. The attainment by a Participant of a number of Years of Service and age which, when added together, equal or exceed 70.

2.14    Salary. A Participant's salary, commission, and other payments for personal services rendered by a Participant to the Company during a calendar year, determined prior to giving effect to any deferral election under this Plan, any before-tax contribution election under a 401(k) plan sponsored by the Company, and any before-tax contribution election under a Section 125 (cafeteria) plan sponsored by the Company.

2.15    Separation from Service. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of retirement, death or Disability, provided that transfer from the Company to a subsidiary or vice versa shall not be deemed a Separation from Service for purposes of this Plan. A Separation from Service shall also occur if (a) the Participant is on a leave of absence that exceeds 6 months and the Participant does not have a statutory or contractual right of reemployment, in which case, Separation from Service shall be deemed to have occurred on the first day following the 6‑month period, (b) the Participant is on a leave of absence that exceeds 6 months and the Participant’s statutory or contractual right of reemployment ends, in which case Separation from Service shall be deemed to have occurred on the first day following the end of the right of reemployment, or (c) the Company and the Participant reasonably anticipate that the level of services the Participant will perform for the Company (whether as an employee or an independent contractor) will permanently decrease to 20% or less of the average level of services performed for the Company over the preceding 36 months. Determination of whether a Separation from Service has occurred will be made subject to the facts and circumstances of each situation and will comply with Internal Revenue Code Section 409A.

2.16    Unforeseeable Emergency. A severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant or his or her spouse, beneficiary or dependent (as defined in Internal Revenue Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control, such as medical expenses or funeral expenses for the Participant’s spouse, beneficiary or dependent (as defined earlier in this subsection). The determination of whether an event constitutes an Unforeseeable Emergency shall be made based on the facts and circumstances of the specific event.

2.17    Year of Service. A year of service as recorded in the Company’s HRIS system or as otherwise approved by the Company's senior human resources officer.

3.    Administration and Interpretation. The Company, acting through its chief executive officer or his or her delegates, shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Company may also adopt any rules it deems necessary to administer the Plan. The Company's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this Section shall be deemed to have been delegated the discretionary authority vested in the Company with respect to those responsibilities, unless limited in writing by the Company. Any Participant may appeal any action or decision of these employees to the Company's chief executive officer. Any interpretation or decision by the Company's chief executive officer shall be final and binding on the Participants. Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Sections 10 and 11.

4.    Participant Deferral and Distribution Elections.

4.1    Eligibility. The Company shall identify those employees of the Company or any of its subsidiaries who are eligible to participate in this Plan ("Key Executives"). Eligibility to participate in the Plan is entirely at the discretion of the Company and shall be limited to a select group of senior management or highly compensated employees. Eligibility to participate in this Plan for any calendar year shall not confer the right to participate during any subsequent year.

4.2    Deferral Election. A Key Executive may make a Deferral Election within 30 days after first becoming eligible, to defer Salary to be earned during the remainder of that calendar year. Each year thereafter that the Key Executive remains eligible to participate, he or she shall have the opportunity to make a Deferral Election during an annual enrollment period designated by the Company with respect to Compensation earned in the following calendar year. Deferral Elections shall be made by completion of an online enrollment process, as designated by the Company. The Salary otherwise paid to, and/or the Bonus otherwise earned by, a Participant during the calendar year following receipt of the Participant’s Deferral Election shall be reduced by the amount elected to be deferred. Deferral Elections are irrevocable as of the end of the 30-day period for initial Deferral Elections, and as of December 31 with respect to a subsequent Deferral Election made during an annual enrollment period to be effective during the following calendar year, except as otherwise provided in this Plan. The amount of Compensation to be deferred will be specified in the Deferral Election, must be at least 5% of the Participant's Compensation, and is limited to 75% of the Participant's Compensation. Separate Deferral Elections are permitted for Salary, Bonus payable under a short-term incentive plan, and Bonus payable under a long-term incentive plan.

4.2.1    Accounts. Each time a Participant makes a Deferral Election pursuant to Section 4.2, the Participant will have the option to select whether the Compensation to be deferred will be contributed to his or her Retirement Account or to an In-Service Account. A Participant may have one Retirement Account and up to two active In-Service Accounts.

4.3    Cessation of Deferrals. If a Participant receives a hardship distribution from this Plan under Section 5.4, his or her current-year Deferral Election will be cancelled, and he or she shall not be eligible to contribute to this Plan for at least 6 months following the date of the distribution. The Participant may make a new Deferral Election during the next annual enrollment period following the conclusion of the 6‑month period.

4.4    Distribution Election. When a Participant makes his or her first Deferral Election pursuant to Section 4.2, he or she must elect a distribution option for the Retirement Account (even if the Participant has elected to contribute to an In-Service Account). When a Participant first elects an In-Service Account, he or she must elect a distribution option for that In-Service Account. The distribution options available for Participants to choose from will be specified by the Company in the online enrollment system in the Company’s sole discretion. Distribution Elections are irrevocable when made except as otherwise provided in this Plan. If no Distribution Election for a Retirement Account is properly made, the Participant will be deemed to have elected a lump sum payable on January 1 of the year following the Participant’s Separation from Service. If no Distribution Election for an In-Service Account is properly made, the Participant will be deemed to have elected a lump sum payable on January 1 of the fourth year following the Participant’s first contribution to the In-Service Account.

4.4.1    Distribution Election for Discretionary Bonus. A Participant who receives a Discretionary Bonus may elect a distribution option for the Discretionary Bonus within 30 days of the date the Discretionary Bonus is granted to the Participant. If a Participant fails to timely make a Distribution Election with respect to a Discretionary Bonus, the Participant will be deemed to have elected payment in a lump sum on January 1 of the year following the Participant’s Separation from Service.

4.4.2    Distribution Election for Company Contributions. The Participant’s Retirement Account Distribution Election shall apply to any Company contributions made to the Participant’s Account pursuant to Section 4.6.1.

4.5    Change of Distribution Election. A Participant may request, in writing, a change of a Distribution Election for his or her In-Service Account(s) or Discretionary Bonus Account(s), if any, at any time, provided that Participants are limited to two change requests per each In-Service or Discretionary Bonus Account. The changed election must (a) defer commencement of distribution for at least 5 years from the date distribution would have commenced under the existing Distribution Election and (b) be received by the Company at least 12 months prior to the commencement of distribution of the Participant's Deferred Account under the existing Distribution Election. The Company shall approve the request if it meets the requirements of this Section. Approved requests shall not take effect until 12 months after the date the request was submitted. No change of a Distribution Election for a Retirement Account is permitted.

4.6    Company Contributions; Deferred Account Allocations and Adjustments.

4.6.1    The Company acknowledges that Compensation deferred under this Plan is not included as “compensation” for purposes of contributions made to the Company’s tax-qualified 401(k) plan (referred to as the “401(k) Plan”). Therefore, in order to keep Participants whole, with respect to Compensation deferred under this Plan which is either Salary or Bonus attributable to a short-term (annual) incentive plan, the Company will contribute an amount equal to the Company contribution (including both nondiscretionary and discretionary amounts) that would have been made to the Participant’s account in the 401(k) Plan if the Compensation was eligible under the 401(k) Plan (without regard to any limits applicable to the 401(k) Plan that would restrict any Company contribution under that plan). Such contributions shall be made to the Participant’s Retirement Account at the same time as such contribution would have been made to the 401(k) Plan. For clarity, no such contributions will be made with respect to Discretionary Bonuses.

4.6.2    The Company shall maintain a record of each Participant's total Deferred Account balance, including deferrals and adjustments. Each Participant’s Retirement Account, In-Service Account(s), and Discretionary Bonus Account(s), if any, shall be adjusted to reflect the imputed interest, gains or losses attributable to the applicable Investment Account(s) selected by the Participant pursuant to Section 4.7. Interest earned will be credited to the respective Account each payroll period. Computation of the imputed interest, gains or losses with respect to any Investment Account shall be at the Company’s sole discretion.

4.7    Investment Accounts. Each Participant must allocate his or her current deferrals of Compensation to one or more of the offered Investment Accounts, by completion of an online allocation process, as designated by the Company and subject to any restrictions established by the Company. However, if the only Investment Account offered is the Stable Value Account, Participants’ deferrals will be automatically allocated to the Stable Value Account and Participants will not be able to elect any other investment.

4.7.1    Participants who are active employees may (i) change the allocation of future deferrals to or from any Investment Account on any business day, with any change effective as of the first pay period beginning after the date of the change, and (ii) move all or any portion of their Deferred Account balance among any of the Investment Accounts, other than the Stable Value Account, on any business day, with any change effective as of the next business day. Deferred Account balances allocated to the Stable Value Account may not be allocated or moved to any other Investment Account.

4.7.2    Participants who experience a Separation from Service due to death or Disability or a Separation from Service after satisfying the Rule of 70 with a minimum of 5 Years of Service may move all or any portion of their Deferred Account balance among any of the Investment Accounts, other than the Stable Value Account, on any business day, with any change effective as of the next business day. The Participant’s Deferred Account balance shall continue to be credited with imputed gains or losses based on the applicable Investment Account until paid. Deferred Account balances for Participants subject to this Section that are allocated to the Stable Value Account shall continue to be credited with imputed interest at Moody's times 130% prospectively from the date of Separation from Service until such amounts are distributed, subject to Section 5.7.

4.7.3    If a Participant experiences a Separation from Service for reasons other than death or Disability prior to satisfying the Rule of 70 with a minimum of 5 Years of Service, his or her total Deferred Account balance shall be automatically allocated to the Stable Value Account effective as of the date of Separation from Service, notwithstanding any investment elections or allocation decisions previously made by the Participant, and the imputed interest rate on the Participant's total Deferred Account balance shall be adjusted to a rate equal to Moody's (as such term is defined in Exhibit A). That rate shall apply to all undistributed amounts of the Participant's Deferred Account prospectively from the date of Separation from Service until such amounts are distributed from the Plan. Participants subject to this Section may not change the allocation of their Deferred Accounts among Investment Accounts following their Separation from Service.

5.    Distributions.

5.1    In General. The Company shall distribute a Participant’s Deferred Account balance according to the Participant’s Distribution Election(s), except as otherwise provided in this Section 5. The designated payment date for purposes of Internal Revenue Code Section 409A shall be the date stated in the Participant’s actual or deemed Distribution Election as applicable, except as otherwise provided in this Section 5.

5.2    Separation from Service.

5.2.1    Upon a Participant’s Separation from Service for reasons other than death, the Participant’s entire Deferred Account balance (including the vested portion of any Discretionary Bonus Account(s)) shall be paid to the Participant according to the Distribution Election applicable to the Participant’s Retirement Account, notwithstanding any other Distribution Election, provided, however, that if an In-Service Account Distribution Election of installment payments has commenced at the time of the Participant’s Separation from Service, the remaining installment payments for the In-Service Account shall be paid according to that Distribution Election.

5.2.2    Upon a Participant’s Separation from Service due to death, Section 5.5 shall apply.

5.3    Small Account Distributions. If a Participant has made a Retirement Account Distribution Election of installment payments and his or her total vested Deferred Account balance is less than the applicable dollar limit in effect pursuant to Internal Revenue Code Section 402(g) ($18,500 in 2018, subject to adjustment in subsequent years) determined as of January 1 following the Participant’s Separation from Service, the Company shall distribute the entire vested Deferred Account balance in a lump sum to the Participant on January 1 following the Participant’s Separation from Service, regardless of the Participant's Distribution Election(s), and the Participant shall have no further rights or benefits under this Plan. In addition, if as of any subsequent January 1, the Participant’s vested Deferred Account balance is less than the applicable dollar limit in effect at that time pursuant to Internal Revenue Code Section 402(g), the Company shall distribute the entire remaining vested Deferred Account balance in a lump sum to the Participant on that January 1.

5.4    Hardship Distribution. If an Unforeseeable Emergency occurs, a Participant may request a lump-sum distribution of an amount reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Determination of the amount reasonably necessary to satisfy the emergency need must take into account any additional compensation available due to the cancellation of the Participant’s Deferral Election pursuant to Section 4.3. The Participant shall document, to the Company's satisfaction, that distribution of all or part of his or her account is necessary to satisfy the Unforeseeable Emergency. A Participant need not be actively employed to request a distribution under this Section but the Participant must not have access to other funds, including proceeds of any loans (including loans under tax-qualified plans), sufficient to satisfy the need. Upon receipt of a request under this Section, the Company may, in its sole discretion, distribute a portion of the Participant's Deferred Account balance in a lump sum, to the extent necessary to satisfy the emergency need. Any distribution will be made first from the Participant’s In-Service Account(s), then from any Discretionary Bonus Account(s) which contain vested funds, and finally from the Participant’s Retirement Account. Distributions will be made within 90 days of the Company’s receipt of such request. The Participant shall sign all documentation requested by the Company relating to the distribution.

5.5    Distributions Following Participant Death; Designation of Beneficiary. The Company shall make all payments to the Participant, if living. A Participant shall designate a beneficiary by filing a beneficiary designation in the form and manner prescribed by the Company. A Participant may change his or her beneficiary at any time by filing a new beneficiary designation in the form and manner prescribed by the Company. If no designation is in effect when any benefits payable under this Plan become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the Participant's estate. If a Participant dies before benefit payments have commenced under this Plan, his or her designated beneficiary shall receive payment of the Participant’s Deferred Account balance in a lump sum on January 1 following the date of the Participant’s death (which shall be the designated payment date for distributions occurring pursuant to this sentence). If a Participant dies after payment of his or her Deferred Account has commenced but before his or her entire Deferred Account has been distributed, his or her designated beneficiary shall receive any benefit payments in accordance with the Distribution Election applicable to the Deferred Account.

5.6    Specified Employee Delay. Notwithstanding anything in this Plan to the contrary, if a Participant is a “specified employee” as determined according to Internal Revenue Code Section 409A and the Company’s specified employee policy, if any, on the date of his or her Separation from Service, any payment under this Plan which is triggered by the Participant’s Separation from Service, including but not limited to payments pursuant to Sections 5.2.1 and 5.3, and is due within the six month period following his or her Separation from Service shall not be made within the six month period. Such payment will be made on the first business day following the expiration of the six month period, without interest.

5.7    Effect of a Change in Control. The provisions of this Section shall apply upon a Change in Control.

5.7.1    Notwithstanding anything in this Plan to the contrary, after the third anniversary of a Change in Control, the imputed interest credited to Participants' account balances under this Plan shall not be based on an annualized rate in excess of 100% of Moody's.

5.7.2    Payment of a Participant’s Deferred Account balance shall be made according to the Participant’s Distribution Election.

5.7.3    Any Participant whose employment is involuntarily terminated for any reason other than disciplinary reasons within 3 months prior to the date of the Change in Control shall be deemed, solely for purposes of this Section 5.7, to be employed by the Company until the occurrence of the Change in Control and to have been terminated immediately thereafter.

5.8    Distributions Pursuant to a Domestic Relations Order.

5.8.1    A domestic relations order relating to benefits under this Plan shall be reviewed by the Company’s senior human resources officer or his or her delegate. The individual shall determine whether the order satisfies the definition in Internal Revenue Code Section 414(p). The Company may establish procedures for reviewing and processing a domestic relations order similar to the processing of domestic relations orders under the Company’s qualified plans.

5.8.2 The order must specify the name and last known mailing address and social security number of the Participant and each alternate payee. It must name the plan to which it applies. It must specify the percentage or amount of the Participant’s benefit which is payable to an alternate payee and the date as of which the amount or percentage is determined. The order cannot require the Plan to (a) pay any form of benefit not permitted under the Plan, (b) provide a benefit greater than the benefit to which the Participant is entitled, or (c) affect the benefits of another alternate payee with respect to whom a domestic relations order has previously been accepted by the Plan.

5.8.3 If the order is acceptable, a distribution to the alternate payee pursuant to the terms of the order shall be authorized as soon as administratively practicable without regard to the time distribution would be made to the affected Participant. If the order is not acceptable, that shall be communicated in writing to the Participant and the alternate payee, including identification of the provisions of the order that cause it to be unacceptable.

6.    Miscellaneous.

6.1    Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except in the event of the Participant's death, as described in Section 5.5, or in the case of a domestic relations order, as described in Section 5.8.

6.2    Taxes. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

6.3    Form of Communication. Deferral Elections shall be made as provided in Section 4.2. Distribution Elections shall be made as provided in Sections 4.4 and 4.5. Beneficiary designations shall be made as provided in Section 5.5. Any other application, claim, notice, or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's senior human resources officer at 1111 West Jefferson Street, PO Box 50, Boise, Idaho 83728.

6.4    Service Providers. The Company may, in its sole discretion, retain one or more independent entities to provide services to the Company in connection with the operation and administration of the Plan. Except as specifically delegated or assigned to any such entity in writing, the Company shall retain all discretionary authority under this Plan. No Participant or other person shall be a third party beneficiary with respect to, or have any rights or recourse under, any contractual arrangement between the Company and any such service provider.

7.    Amendment and Termination. The Committee may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

8.    Unsecured General Creditor. Except as provided in Section 9, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

9.    Deferred Compensation and Benefits Trust. At any time, the Company, in its sole discretion, may transfer to the DCB Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company's obligations under this Plan in whole or in part (the "Funding Amount"). Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan. The assets of the DCB Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

10.    Claims Procedure.

10.1    In General. Claims for benefits under the Plan, other than claims for Disability benefits under Section 4.7.2, shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's senior human resources officer, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90‑day period may be extended an additional 90 days for special circumstances by the senior human resources officer, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90‑day period. If the claim is denied, the senior human resources officer shall notify the claimant in writing. This written notice shall:

•	state the specific reasons for the denial;

•	refer to the provisions of the Plan on which the determination is based;

•	describe any additional material or information necessary for the Participant to perfect the claim and explain why the information is necessary;

•	explain how the claimant may submit the claim for review and state applicable time limits; and

•	state the claimant’s right to bring an action under Section 502(a) of ERISA following an adverse determination on review.

10.2    Disability Claims. Claims for Disability benefits under Section 4.7.2 shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's senior human resources officer, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 45 days after the application is filed. This 45‑day period may be extended for up to two additional 30‑day periods by the senior human resources officer, in his or her sole discretion, in each case for reasons beyond the Plan's control and by providing written notice of the need for extension to the Participant prior to the expiration of the current period, including the standards on which entitlement to the disability benefit are based, the unresolved issues preventing a decision on the claim, and any additional information needed from the Participant. If additional information is needed from the Participant in order to make a decision on the claim, the Participant will have 45 days to provide the requested information. If the claim is denied, the senior human resources officer shall notify the claimant in writing. This written notice shall:

•	state the specific reasons for the denial;

•	refer to the provisions of the Plan on which the determination is based;

•	describe any additional material or information necessary for the Participant to perfect the claim and explain why the information is necessary;

•	explain how the Participant may submit the claim for review and state applicable time limits;

•
explain the decision, including the basis for disagreeing with or not following the views presented by the Participant of healthcare professionals treating or vocational professionals evaluating the Participant, the views of medical or vocational experts whose advice was obtained by the Plan (without regard to whether such advice was relied upon in making the decision), and/or a Social Security disability determination presented by the Participant;

•	contain either a statement that internal rules, guidelines, protocols or standards do not exist, or a copy of the rule, guideline, protocol or standard relied upon in making the decision;

•
if the denial is based on a medical necessity or experimental treatment exclusion, contain a statement that an explanation of the scientific or clinical judgment, applying the terms of the Plan to the Participant’s circumstances, will be provided at no charge upon request;

•
state the Participant’s right to bring an action under Section 502(a) of ERISA following an adverse determination on review, and describe the time limit applicable to the action according to Section 12 of this Plan; and

•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim.

11.    Claims Review Procedure.

11.1    In General. Any Participant, former Participant, or Beneficiary of either (collectively referred to as “Participants” solely for purposes of this Section 11.1), who has been denied a benefit claim, other than a claim for Disability benefits under Section 4.7.2, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or her claim, and to a review of his or her denied claim. A request for review, together with a written statement of the Participant's position and any other comments, documents, records or information that the Participant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 10.1, and shall be filed with the Company's senior human resources officer. The senior human resources officer shall promptly inform the Company's chief executive officer, who shall be the named fiduciary of the Plan for purposes of claim review. The chief executive officer shall make his or her decision, in writing, within 60 days after receipt of the request for review. This 60‑day period may be extended an additional 60 days if, in the chief executive officer's sole discretion, special circumstances warrant the extension and if the chief executive officer provides written notice of the extension to the Participant prior to the expiration of the original 60‑day period. The written decision shall be final and binding on all parties and shall:

•	state the facts and specific reasons for the decision,

•	refer to the Plan provisions upon which the decision is based,

•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and

•	state the Participant’s right to bring an action under Section 502(a) of ERISA.

11.2    Disability Claims. Any Participant, former Participant, or Beneficiary of either (collectively referred to as “Participants” solely for purposes of this Section 11.2), who has been denied a claim for Disability benefits under Section 4.7.2, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a full and fair review of his or her denied claim. A request for review, together with a written statement of the Participant's position and any other comments, documents, records or information that the Participant believes relevant to his or her claim, shall be filed with the Company's senior human resources officer no later than 180 days after receipt of the written notification provided for in Section 10.2. The senior human resources officer shall promptly inform the Company's chief executive officer, who shall be the named fiduciary of the Plan for purposes of claim review. The chief executive officer shall make his or her decision, in writing, within 45 days after receiving the Participant's request for review, without deference to the initial claim decision. This 45‑day period may be extended an additional 45 days if special circumstances warrant the extension and if the chief executive officer provides written notice of the extension and the special circumstances to the Participant prior to the expiration of the original 45‑day period, including the date the chief executive officer expects to render a decision. The written decision shall take into account all information submitted by the Participant, regardless of whether the information was submitted with the initial claim.

If the initial denial was based on a medical judgment in whole or in part, the chief executive officer shall consult with a healthcare professional with appropriate training and experience in the applicable field of medicine. The healthcare professional shall not be the same individual consulted during the initial claim or a subordinate of such individual.

The written decision shall be final and binding on all parties and shall:

•	state the facts and specific reasons for the decision;

•	refer to the Plan provisions upon which the decision is based;

•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim;

•
explain the decision, including the basis for disagreeing with or not following the views presented by the Participant of healthcare professionals treating or vocational professionals evaluating the Participant, the views of medical or vocational experts whose advice was obtained by the Plan (without regard to whether such advice was relied upon in making the decision), and/or a Social Security disability determination presented by the Participant;

•	contain either a statement that internal rules, guidelines, protocols or standards do not exist, or a copy of the rule, guideline, protocol or standard relied upon in making the decision;

•
if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the Participant’s circumstances, will be provided at no charge upon request; and

•
state the Participant’s right to bring an action under Section 502(a) of ERISA and describe the time limit applicable to the action according to Section 12 of this Plan, including the calendar date on which the contractual limitations period expires for the claim.

If any new or additional evidence is considered, generated or relied upon by the chief executive officer in the course of the review, such evidence shall be provided to the Participant as soon as possible and the Participant shall have a reasonable opportunity to respond prior to the date the decision is required to be made. In addition, if the decision on review is based on a new or additional rationale, such rationale shall be provided to the Participant as soon as possible and the Participant shall have a reasonable opportunity to respond prior to the date the decision is required to be made.

12.    Lawsuits, Jurisdiction, and Venue. No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 10 and 11. Any such lawsuit must be initiated no later than the earlier of (a) one year after the event(s) giving rise to the claim occurred or (b) 60 days after a final written decision was provided to the claimant under Section 11. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

13.    Effective Date of Plan. This Plan became effective as of January 1, 2019.

EXHIBIT A

INVESTMENT ACCOUNTS

Stable Value Account. Deferred Accounts allocated to this account shall be credited, while the Participant is actively employed with the Company, with imputed interest equal to an annualized rate of interest equal to 130% of Moody's Composite Average of Yields on Corporate Bonds (“Moody's”) as determined each month from Moody's Bond Record (as published by Moody's Investor's Service, Inc.) or any successor thereto, or, if such monthly report is no longer published, a substantially similar rate determined by the Company, in its sole discretion. Moody's, for purposes of this Plan, shall be based for any given month on such published rate for the immediately preceding calendar month. Upon Separation from Service, Deferred Accounts allocated to this account shall be credited with either Moody's times 130% or with Moody's, as provided in Sections 4.7.2 and 4.7.3 of the Plan.